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(b) STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                 EXHIBIT 11
                  Computation of Earnings per Common Share

                                                                       Nine Months Ended        Proforma        Proforma
                                     Years Ended September 30,               June 30,          Year Ended   Nine Months Ended
                              -------------------------------------  ----------------------- -------------- -----------------
                                  1995         1994         1993        1996        1995     Sept. 30, 1995  June 30, 1996
                              -----------   ----------  -----------  ----------   ---------- -------------- -----------------
Primary Earnings
 Net income (loss)             $1,815,000   $ (924,000) $(2,483,000) $(1,028,000) $1,400,000   $4,783,000      $  354,000
                               ----------   ----------  -----------  -----------  ----------   ----------      ----------
                               ----------   ----------  -----------  -----------  ----------   ----------      ----------
Shares
 Weighted average number of
  common shares outstanding     5,142,498    2,504,762    2,376,823    9,309,447    4,234,980    5,142,498       9,309,447

Assumed exercise of options
 and warrants (as determined
  by the application of the
   treasury stock method)         957,196           --           --           --      655,514      957,196         929,297

Common shares issued for
 acquisition of Anglo Iron
  & Metal                              --           --           --           --           --      227,693          59,814

Common shares issued for
 acquisition of Weissman
  Iron & Metal                         --           --           --           --           --      363,637         363,637
                               ----------   ----------  -----------  -----------   ----------   ----------      ----------
Weighted average number
 of shares outstanding
  as adjusted                   6,099,694    2,504,762    2,376,823    9,309,447    4,890,494    6,691,024      10,662,195
                               ----------   ----------  -----------  -----------   ----------   ----------      ----------
                               ----------   ----------  -----------  -----------   ----------   ----------      ----------

Primary earnings per common
 share:
  Net income (loss)            $     0.30   $    (0.37) $     (1.04) $     (0.11)  $     0.29    $     0.71      $     0.03
                               ----------   ----------  -----------  -----------   ----------    ----------      ----------
                               ----------   ----------  -----------  -----------   ----------    ----------      ----------

Fully Diluted Earnings
 Net income (loss)             $1,815,000   $ (924,000) $(2,483,000) $(1,028,000)  $1,400,000
                               ----------   ----------  -----------  -----------   ----------
                               ----------   ----------  -----------  -----------   ----------

Shares
 Weighted average number of
  common shares outstanding     6,099,694    2,504,762    2,376,823    9,309,447    4,890,494

Assuming conversion of
 convertible  preferred stock     252,121      118,307           --      252,121      252,121
                               ----------   ----------  -----------  -----------   ----------

Weighted average number of
 common shares outstanding
  as adjusted                   6,351,815    2,623,869    2,376,823    9,561,568    5,142,615
                               ----------   ----------  -----------  -----------   ----------
                               ----------   ----------  -----------  -----------   ----------

Fully diluted earnings per
 common share:
  Net income (loss)            $     0.29   $    (0.35) $     (1.04) $     (0.11)  $     0.27
                               ----------   ----------  -----------  -----------   ----------

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